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                                                                    EXHIBIT 99.1

                     BINGHAM FINANCIAL SERVICES CORPORATION
                            COMPLETES ACQUISITION OF
                              DYNEX FINANCIAL, INC.

BIRMINGHAM, MI, DECEMBER 21, 1999 -- BINGHAM FINANCIAL SERVICES CORPORATION (NASDAQ: BFSC), a specialty financial services company, ("Bingham") announced today that its wholly-owned subsidiary, DFI Acquiring Corp., has completed the previously announced acquisition of all of the issued and outstanding stock of Dynex Financial, Inc. ("Dynex Financial") from Dynex Holding, Inc., a subsidiary of Dynex Capital, Inc. ("Dynex Capital") (NYSE:DX), and the acquisition of certain related assets from Dynex Capital. Dynex Financial specializes in lending to buyers of manufactured homes and provides servicing for manufactured home and land/home loans.

     Ronald Klein, President and Chief Executive Officer of Bingham, stated:
"The acquisition of Dynex Financial greatly enhances our manufactured home lending business. We believe Dynex Financial's loan origination, servicing and software systems will be a valuable addition to our business."

     With the acquisition of Dynex Financial, Bingham's subsidiaries now service over $2 billion in loans and, in addition to offering a wide variety of commercial mortgage products and services, provide a vast range of financial services to the manufactured housing market, including construction financing, floorplan loans, retail lending, permanent financing, bridge financing, earn-out financing and equity financing.

     All statements made in this document and in any other communication regarding Bingham that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and Bingham intends that such forward-looking statements be subject to the safe harbors created thereby. The words "believe," "expect," "anticipate," and similar expressions are examples of words that identify forward-looking statements, which may include, without limitation, statements regarding Bingham's future financial position, business strategy and expected cost savings or synergies. Each forward-looking statement is subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statement. All subsequent written and oral forward-looking statements relating to Bingham and attributable to Bingham or to persons acting on behalf of any of them are expressly qualified in their entirety by the Risk Factors set forth in Bingham's most recent Annual Report on Form 10-K, which is incorporated by reference in this press release. Bingham undertakes no obligation to update or revise these forward-looking statements, publicly or otherwise, to reflect new information or future events.